EXHIBIT 99.1

LIONSGATE REPORTS REVENUE OF $645.2 MILLION, EBITDA OF $6.8 MILLION, ADJUSTED EBITDA OF $30.0 MILLION AND NET LOSS OF $22.7 MILLION OR $(0.17) PER BASIC SHARE IN THE FOURTH QUARTER OF FISCAL 2012

COMPANY REPORTS REVENUE OF $1.59 BILLION AND EBITDA OF $45.2 MILLION FOR FULL FISCAL YEAR 2012; ADJUSTED EBITDA FOR THE FISCAL YEAR IS $71.6 MILLION; NET LOSS IS $39.1 MILLION OR $(0.30) PER BASIC SHARE

Fourth Quarter Results Impacted by $36 Million of Transaction and Purchase Accounting Costs Associated With Acquisition of Summit Entertainment and $13 Million in Increased Stock Appreciation Rights (SARS) Related to Stock Price Increase

SANTA MONICA, CA, and VANCOUVER, BC, May 30, 2012 — Lionsgate (NYSE: LGF) today reported revenue of $645.2 million, EBITDA of $6.8 million, adjusted EBITDA of $30.0 million and net loss of $22.7 million or $(0.17) per share for the fourth quarter of Fiscal 2012 (quarter ended March 31, 2012).

Revenue of $645.2 million in the fourth quarter increased by 71% compared to $376.9 million in the prior year quarter, driven by theatrical revenue of the global blockbuster THE HUNGER GAMES’ first eight days in North American theatrical release, the home entertainment release of THE TWILIGHT SAGA: BREAKING DAWN - PART 1 and strong television and library revenues.

EBITDA of $6.8 million and adjusted EBITDA of $30.0 million in the fourth quarter compared to EBITDA of $63.0 million and adjusted EBITDA of $67.9 million in the prior year quarter and net loss of $22.7 million in the fourth quarter compared to net income of $48.7 million in the prior year quarter due in part to $36 million in transaction and purchase accounting costs associated with the January 2012 acquisition of Summit Entertainment, including $10 million in transaction and severance costs and a $26 million impact on the profitability of the home entertainment release of THE TWILIGHT SAGA: BREAKING DAWN - PART 1 due to the application of purchase accounting required by GAAP.

Fourth quarter results were also affected by theatrical marketing costs for four releases in the quarter, including THE HUNGER GAMES, an additional $16 million in advance theatrical marketing costs for fiscal 2013 film releases and $13 million in increased stock appreciation rights (SARS) related to the increase in the Company’s stock price in the quarter.  There were no theatrical releases with marketing costs in the prior year quarter.

Increased interest expense along with the factors affecting EBITDA discussed above contributed to the net loss in the quarter.

Television And Filmed Entertainment Library Revenues Hit Record Levels In Fiscal Year; Filmed Entertainment Backlog Reaches $1 Billion

The Company reported revenue of $1.59 billion, EBITDA of $45.2 million, adjusted EBITDA of $71.6 million and net loss of $39.1 million for the full fiscal year 2012 (fiscal year ended March 31, 2012).

“Fiscal 2012 was a milestone year with the acquisition of Summit Entertainment, the rollout of our record-breaking film THE HUNGER GAMES, continued growth in library revenues and the increasing profitability of our diversified television business,” said Lionsgate Chief Executive Officer Jon Feltheimer.  “With substantially all of the profitability of the first HUNGER GAMES film and this November’s release of THE TWILIGHT SAGA: BREAKING DAWN — PART 2 still ahead of us, we have great visibility and have set the stage for anticipated strong EBITDA, free cash flow and earnings in the years ahead.”

Fiscal 2012 revenues were comparable to fiscal 2011 as record television revenues of $397 million and theatrical revenue growth offset declines in home entertainment, international film and pay TV revenue due to a smaller theatrical slate.  Only eight days of the North American theatrical revenues of THE HUNGER GAMES, released on March 23, 2012, are included in fiscal 2012 financial results.

The Company reported EBITDA of $45.2 million and adjusted EBITDA of $71.6 million for the fiscal year compared to EBITDA of $33.1 million and adjusted EBITDA of $77.3 million in the prior year.  The increased EBITDA reflected growth in television and library profitability, reduced theatrical marketing costs, increased equity interest income and a one-time gain on the sale of Maple Pictures offset in part by the factors described above affecting the fourth quarter, including transaction and severance costs associated with the Summit acquisition and increased stock appreciation rights related to the increase in the Company’s stock price in the fourth quarter, as well as underperformance of certain films earlier in the year.

Net loss of $39.1 million in fiscal 2012 compared to net loss of $30.4 million in the prior year due to higher interest costs partially offset by the increased EBITDA discussed above.  Basic net loss per common share for the fiscal year was $0.30 on 132.2 million weighted average common shares outstanding, compared to basic net loss per common share of $0.23 on 131.2 million weighted average common shares outstanding in the prior year.

Equity interest income was $8.4 million in the fiscal year compared to a loss of $20.7 million in the prior year, with the turnaround to profitability primarily attributable to the Company’s interest in EPIX.

Filmed entertainment library revenues increased to a record $416 million in the fiscal year, an 11% increase from the prior year.

Lionsgate’s filmed entertainment backlog reached a record $1.0 billion at March 31, 2012, its sixth consecutive quarter of growth, driven in part by incorporation of the Summit Entertainment backlog.  Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product for television exhibition and in international markets.

Overall motion picture revenue for 2012 was $1.19 billion, a decrease of 3% from the prior year.  Within the motion picture segment, theatrical revenue was $208.9 million, an increase of 2% from the prior year, attributable to the strength of the first eight days of THE HUNGER GAMES in North American theatrical release which offset the impact of a significantly smaller overall theatrical slate compared to the prior year.

Lionsgate’s home entertainment revenue from both motion pictures and television was $683.5 million in the fiscal year compared to $690.0 million in the prior year.  Revenue from home entertainment releases of television programming increased 87% from the prior year and, coupled with the February 2012 home entertainment release of THE TWILIGHT SAGA: BREAKING DAWN — PART 1, offset declines attributable to a smaller film slate.

Television revenue included in motion picture revenue was $119.9 million in the fiscal year, a decrease of 14% from the prior year.

International motion picture revenue of $112.9 million (excluding Lionsgate U.K.) for the fiscal year decreased 11% from the prior year due to a smaller overall theatrical slate.

Despite a smaller number of releases compared to the prior year, Lionsgate U.K. revenue grew by 28% to $101.5 million, driven primarily by the first eight days of THE HUNGER GAMES in UK release and THE EXPENDABLES.

Mandate Pictures’ revenue grew by 43% to $55.4 million in the fiscal year on the strength of titles such as 50/50, A VERY HAROLD & KUMAR 3D CHRISTMAS and YOUNG ADULT.

Television production revenue was a record $397.3 million in the fiscal year, an increase of 13% from the prior year driven by home entertainment releases of television programming, primarily the digital media revenue from the first four seasons of “Mad Men” and digital media revenue from the first five seasons of “Weeds.”

Digital media revenue, which is included in home entertainment revenue discussed above and includes electronic sell-through, video on demand and revenue from other digital media platforms, increased 38% in the fiscal year to $193 million.

Lionsgate G&A expenses in the fiscal year were $168.9 million, a 1% decline from the prior year as decreased costs related to shareholder activism offset one-time severance and transaction costs related to the acquisition of Summit Entertainment, higher G&A of the combined entity and increases in stock appreciation rights associated with the increase in the Company’s stock price.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal year 2012 and fourth quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Thursday, May 31, 2012. Interested parties may participate live in the conference call by calling 1-800-230-1085 (612-234-9960 outside the U.S. and Canada).  A full digital replay will be available from Thursday morning, May 31, through Thursday, June 7, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 248708.

ABOUT LIONSGATE

Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales. The Company has built a significant television presence in production of primetime cable and broadcast network series, distribution and syndication of programming and an array of channel assets. Lionsgate currently has 23 shows on 16 networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning “Mad Men,” “Weeds” and “Nurse Jackie,” along with the powerful drama “Boss,” the new network series “Nashville” and “Next Caller,” the syndication successes “Tyler Perry’s House of Payne,” its spinoff “Meet the Browns,” “The Wendy Williams Show” and “Are We There Yet?” and the upcoming “Anger Management,” starring Charlie Sheen, and “Orange Is The New Black,” an original series for Netflix.

Its feature film business has been fueled by such recent successes as the blockbuster first installment of “The Hunger Games” franchise, which has already grossed nearly $650 million at the worldwide box office, “The Expendables,” “The Lincoln Lawyer,” “Cabin In The Woods,” “Tyler Perry’s Madea’s Big Happy Family” and “Margin Call.” With the January 2012 acquisition of Summit Entertainment, the Company added the blockbuster “The Twilight Saga,” which has grossed more than $2.5 billion at the worldwide box office, to a slate that already included its “The Hunger Games” franchise and now has the two premier young adult franchises in the world.  Recent Summit hits include “Red,” “Letters to Juliet,” “Knowing,” the “Step Up” franchise and the Academy Award-winning Best Picture, “The Hurt Locker.”

Lionsgate’s home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 13,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.

***

For further information, please contact:

Peter D. Wilkes

310-255-3726

pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2012, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2012	2011
		As adjusted (1)
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$64,298	$86,419
Restricted cash	11,936	43,458
Accounts receivable, net of reserve for returns and allowances of $93,860 (March 31, 2011 - $90,715) and provision for doubtful accounts of $4,551 (March 31, 2011 - $2,427)	784,530	330,624
Investment in films and television programs, net	1,329,053	607,757
Property and equipment, net	9,772	9,089
Equity method investments	171,262	161,894
Goodwill	326,633	239,254
Other assets	90,511	46,322
Assets held for sale	—	44,336
Total assets	$2,787,995	$1,569,153

LIABILITIES
Senior revolving credit facility	$99,750	$69,750
Senior secured second-priority notes	431,510	226,331
Term loan	477,514	—
Accounts payable and accrued liabilities	371,092	230,989
Participations and residuals	420,325	297,482
Film obligations and production loans	561,150	326,440
Convertible senior subordinated notes and other financing obligations	108,276	110,973
Deferred revenue	228,593	150,937
Liabilities held for sale	—	17,396
Total liabilities	2,698,210	1,430,298

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Common shares, no par value, 500,000,000 shares authorized, 143,980,754 and 136,839,445 shares issued at March 31, 2012 and March 31, 2011, respectively	712,623	643,200
Accumulated deficit	(542,039)	(502,921)
Accumulated other comprehensive loss	(3,711)	(1,424)
	166,873	138,855
Treasury shares, no par value, 11,040,493 shares and nil at March 31, 2012 and 2011, respectively	(77,088)	—
Total shareholders’ equity	89,785	138,855
Total liabilities and shareholders’ equity	$2,787,995	$1,569,153

(1)           In the quarter ended March 31, 2012, the Company eliminated the lag in recording its share of EPIX’s results, and accordingly, for the year ended March 31, 2012, the Company has recorded its share of the net income  generated by EPIX for the twelve months ended March 31, 2012. Due to the elimination of the lag in recording the Company’s share of EPIX’s results, prior period amounts presented have been adjusted to eliminate the lag in reporting. The elimination of the lag in reporting of EPIX increased net loss recorded for the year ended March 31, 2012 by $1.3 million. As a result of the elimination of the lag in reporting, net loss was decreased from $53.6 million previously reported to $30.4 million for the year ended March 31, 2011 and net loss was increased from $19.5 million previously reported to $30.3 million for the year ended March 31, 2010. The change had no impact on cash flows from operating, investing, or financing activities.

LIONS GATE ENTERTAINMENT CORP.

ANNUAL CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2012	2011	2010
		As adjusted (1)	As adjusted (1)
	(Amounts in thousands, except per share amounts)

Revenues	$1,587,579	$1,582,720	$1,489,506
Expenses:
Direct operating	908,402	795,746	777,969
Distribution and marketing	483,513	547,226	506,141
General and administration	168,864	171,407	143,060
Gain on sale of asset disposal group	(10,967)	—	—
Depreciation and amortization	4,276	5,811	12,455
Total expenses	1,554,088	1,520,190	1,439,625
Operating income	33,491	62,530	49,881
Other expenses (income):
Interest expense
Contractual cash based interest	62,430	38,879	27,461
Amortization of debt discount (premium) and deferred financing costs	15,681	16,301	19,701
Total interest expense	78,111	55,180	47,162
Interest and other income	(2,752)	(1,742)	(1,547)
Loss (gain) on extinguishment of debt	967	14,505	(5,675)
Total other expenses, net	76,326	67,943	39,940
Income (loss) before equity interests and income taxes	(42,835)	(5,413)	9,941
Equity interests income (loss)	8,412	(20,712)	(38,995)
Loss before income taxes	(34,423)	(26,125)	(29,054)
Income tax provision	4,695	4,256	1,218
Net loss	$(39,118)	$(30,381)	$(30,272)

Basic Net Loss Per Common Share	$(0.30)	$(0.23)	$(0.26)
Diluted Net Loss Per Common Share	$(0.30)	$(0.23)	$(0.26)
Weighted average number of common shares outstanding:
Basic	132,226	131,176	117,510
Diluted	132,226	131,176	117,510

(1) See footnote on Consolidated Balance Sheets table

LIONS GATE ENTERTAINMENT CORP.

FOURTH QUARTER CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2012	2011
		As adjusted (1)
	(Amounts in thousands,
	except per share amounts)

Revenues	$645,213	$376,915
Expenses:
Direct operating	360,743	195,266
Distribution and marketing	204,319	85,746
General and administration	75,713	37,072
Depreciation and amortization	1,673	1,326
Total expenses	642,448	319,410
Operating income	2,765	57,505
Other expenses (income):
Interest expense
Contractual cash based interest	22,087	9,200
Amortization of debt discount (premium) and deferred financing costs	4,885	4,245
Total interest expense	26,972	13,445
Interest and other income	(892)	(660)
Total other expenses, net	26,080	12,785
Income (loss) before equity interests and income taxes	(23,315)	44,720
Equity interests income	2,407	4,149
Income (loss) before income taxes	(20,908)	48,869
Income tax provision	1,838	211
Net income (loss)	$(22,746)	$48,658

Basic Net Income (Loss) Per Common Share	$(0.17)	$0.36
Diluted Net Income (Loss) Per Common Share	$(0.17)	$0.34
Weighted average number of common shares outstanding:
Basic	131,735	136,792
Diluted	131,735	150,861

(1) See footnote on Consolidated Balance Sheets table

LIONS GATE ENTERTAINMENT CORP.

ANNUAL CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2012	2011	2010
		As adjusted (1)	As adjusted (1)
		(Amounts in thousands)
Operating Activities:
Net loss	$(39,118)	$(30,381)	$(30,272)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	3,023	4,837	7,526
Amortization of intangible assets	1,253	974	4,929
Amortization of films and television programs	603,660	529,428	511,658
Amortization of debt discount (premium) and deferred financing costs	15,681	16,301	19,701
Accreted interest payment from equity method investee TV Guide	—	10,200	—
Non-cash stock-based compensation	9,957	29,204	17,875
Gain on sale of asset disposal group	(10,967)	—	—
Loss (gain) on extinguishment of debt	967	14,505	(5,675)
Equity interests (income) loss	(8,412)	20,712	38,995
Changes in operating assets and liabilities:
Restricted cash	37,636	(43,067)	(187)
Accounts receivable, net	(256,208)	(64,203)	(79,392)
Investment in films and television programs	(690,304)	(487,391)	(471,087)
Other assets	1,298	(298)	(4,443)
Accounts payable and accrued liabilities	29,558	3,869	(22,769)
Participations and residuals	19,813	(1,369)	(69,574)
Film obligations	87,726	19,154	(48,786)
Deferred revenue	30,969	19,852	(3,459)
Net Cash Flows Provided By (Used In) Operating Activities	(163,468)	42,327	(134,960)
Investing Activities:
Purchases of restricted investments	—	(13,993)	(13,994)
Proceeds from the sale of restricted investments	—	20,989	13,985
Purchase of Summit, net of unrestricted cash acquired of $315,932	(553,732)	—	—
Buy-out of the earn-out associated with the acquisition of Debmar-Mercury, LLC	—	(15,000)	—
Proceeds from the sale of asset disposal group, net of transaction costs, and cash disposed of $3,943	9,119	—	—
Investment in equity method investees	(1,030)	(24,677)	(47,129)
Increase in loans receivable	(4,671)	(1,042)	(1,418)
Repayment of loans receivable	—	8,113	8,333
Purchases of property and equipment	(1,885)	(2,756)	(3,684)
Net Cash Flows Used In Investing Activities	(552,199)	(28,366)	(43,907)
Financing Activities:
Exercise of stock options	3,520	—	—
Tax withholding requirements on equity awards	(4,320)	(13,476)	(2,030)
Repurchase of common shares	(77,088)	—	—
Proceeds from the issuance of mandatorily redeemable preferred stock units and common stock units related to the sale of 49% interest in TV Guide Network, net of unrestricted cash deconsolidated	—	—	109,776
Borrowings under senior revolving credit facility	390,650	525,250	302,000
Repayments of borrowings under senior revolving credit facility	(360,650)	(472,500)	(540,000)
Borrowings under individual production loans	276,886	118,589	144,741
Repayment of individual production loans	(207,912)	(147,102)	(136,261)
Production loan borrowings under Pennsylvania Regional Center credit facility	—	—	63,133
Production loan borrowings under film credit facility	54,325	19,456	30,469
Production loan repayments under film credit facility	(30,813)	(34,762)	(2,718)
Change in restricted cash collateral associated with financing activities	—	3,087	—
Proceeds from Term Loan associated with the acquisition of Summit, net of debt discount of $7,500 and deferred financing costs of $16,350	476,150	—	—
Repayments of borrowings under Term Loan associated with the acquisition of Summit	(15,066)	—	—
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	201,955	—	—
Repurchase of senior secured second-priority notes	(9,852)	—	214,727
Proceeds from the issuance of convertible senior subordinated notes	45,000	—	—
Repurchase of convertible senior subordinated notes	(46,059)	—	(75,185)
Repayment of other financing obligations	—	—	(134)
Net Cash Flows Provided By (Used In) Financing Activities	696,726	(1,458)	108,518
Net Change In Cash And Cash Equivalents	(18,941)	12,503	(70,349)
Foreign Exchange Effects on Cash	(3,180)	4,674	1,116
Cash and Cash Equivalents - Beginning Of Period	86,419	69,242	138,475
Cash and Cash Equivalents - End Of Period	$64,298	$86,419	$69,242

(1) See footnote on Consolidated Balance Sheets table

LIONS GATE ENTERTAINMENT CORP.

FOURTH QUARTER CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2012	2011
		As adjusted (1)
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$(22,746)	$48,658
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	640	1,242
Amortization of intangible assets	1,033	84
Amortization of films and television programs	248,449	128,845
Amortization of debt discount (premium) and deferred financing costs	4,885	4,245
Accreted interest payment from equity method investee TV Guide	—	10,200
Non-cash stock-based compensation	2,358	2,813
Equity interests income	(2,407)	(4,149)
Changes in operating assets and liabilities:
Restricted cash	19,643	(24,368)
Accounts receivable, net	(199,280)	40,836
Investment in films and television programs	(138,498)	(66,243)
Other assets	(400)	1,160
Accounts payable and accrued liabilities	81,325	(28,506)
Participations and residuals	35,654	19,800
Film obligations	35,335	36,726
Deferred revenue	(17,607)	(13,380)
Net Cash Flows Provided By Operating Activities	48,384	157,963
Investing Activities:
Purchase of Summit, net of unrestricted cash acquired of $315,932	(553,732)	—
Increase in loans receivable	(3,171)	(1,042)
Purchases of property and equipment	(336)	(1,569)
Net Cash Flows Used In Investing Activities	(557,239)	(2,611)
Financing Activities:
Exercise of stock options	3,369	—
Tax withholding requirements on equity awards	(1,690)	(557)
Borrowings under senior revolving credit facility	127,000	43,500
Repayments of borrowings under senior revolving credit facility	(121,750)	(198,000)
Borrowings under individual production loans	78,738	18,386
Repayment of individual production loans	(73,914)	(3,805)
Production loan borrowings under film credit facility	10,611	1,735
Production loan repayments under film credit facility	(7,295)	(3,255)
Proceeds from Term Loan associated with the acquisition of Summit, net of debt discount of $7,500 and deferred financing costs of $16,350	476,150	—
Repayments of borrowings under Term Loan associated with the acquisition of Summit	(15,066)	—
Proceeds from the issuance of convertible senior subordinated notes	45,000	—
Net Cash Flows Provided By (Used In) Financing Activities	521,153	(141,996)
Net Change In Cash And Cash Equivalents	12,298	13,356
Foreign Exchange Effects on Cash	(851)	3,485
Cash and Cash Equivalents - Beginning Of Period	52,851	69,578
Cash and Cash Equivalents - End Of Period	$64,298	$86,419

(1) See footnote on Consolidated Balance Sheets table

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET LOSS TO ANNUAL EBITDA AND ANNUAL EBITDA, AS ADJUSTED

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2012	2011	2010
		As adjusted (1)	As adjusted (1)
	(Amounts in thousands)

Net loss	$(39,118)	$(30,381)	$(30,272)
Depreciation and amortization	4,276	5,811	12,455
Contractual cash based interest	62,430	38,879	27,461
Noncash interest expense	15,681	16,301	19,701
Interest and other income	(2,752)	(1,742)	(1,547)
Income tax provision	4,695	4,256	1,218
EBITDA (2)	$45,212	$33,124	$29,016

Gain on sale of asset disposal group	(10,967)	—	—
Loss (gain) on extinguishment of debt	967	14,505	(5,675)
Stock-based compensation (3)	25,014	32,505	18,823
Acquisition related charges	11,957	—	—
Corporate defense charges	(1,726)	22,865	5,668
Non-risk prints and advertising expense	1,095	(25,659)	32,126
EBITDA, as adjusted	$71,552	$77,340	$79,958

(1)          See footnote on Consolidated Balance Sheets table

(2)   The definition of EBITDA has been revised to conform strictly to the acronym of earnings before interest, income taxes, and depreciation and amortization. EBITDA as previously reported also excluded the gain on sale of asset disposal group, losses on extinguishment of debt, and equity interests.

(3)          The year ended March 31, 2011 includes $21.9 million in additional compensation expense associated with the immediate vesting of certain equity awards held by certain executive officers as a result of the triggering of “change in control” provisions in their respective employment agreements, which occurred on June 30, 2010.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) TO FOURTH QUARTER EBITDA AND

FOURTH QUARTER EBITDA, AS ADJUSTED

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2012	2011
		As adjusted (1)
	(Amounts in thousands)

Net (loss) income	$(22,746)	$48,658
Depreciation and amortization	1,673	1,326
Contractual cash based interest	22,087	9,200
Noncash interest expense	4,885	4,245
Interest and other income	(892)	(660)
Income tax provision	1,838	211
EBITDA	$6,845	$62,980

Stock-based compensation	15,282	2,530
Acquisition related charges	9,632	—
Corporate defense and related charges	(2,770)	2,416
Non-risk prints and advertising expense	1,017	(5)
EBITDA, as adjusted	$30,006	$67,921

(1) See footnote on Consolidated Balance Sheets table

EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization.  EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for stock-based compensation, acquisition related charges, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF ANNUAL FREE CASH FLOW

TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2012	2011	2010
	(Amounts in thousands)

Net Cash Flows Provided By (Used In) Operating Activities	$(163,468)	$42,327	$(134,960)
Purchases of property and equipment	(1,885)	(2,756)	(3,684)
Net borrowings under and (repayment) of production loans	92,486	(43,819)	36,231
Restricted cash held in trust	(13,992)	13,992	—
Free Cash Flow, as defined	$(86,859)	$9,744	$(102,413)

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FOURTH QUARTER FREE CASH FLOW

TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2012	2011
	(Amounts in thousands)

Net Cash Flows Provided By Operating Activities	$48,384	$157,963
Purchases of property and equipment	(336)	(1,569)
Net borrowings under and (repayment) of production loans	8,140	13,061
Restricted cash held in trust	—	(1,823)
Free Cash Flow, as defined	$56,188	$167,632

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility, plus or minus the net increase or decrease in restricted cash held in a trust to fund the Company’s cash severance obligations that would be due to certain executive officers should their employment be terminated “without cause,” (as defined), in connection with a “change in control” of the Company, (as defined in each of their respective employment contracts). For purposes of the employment agreements with such executive officers, a “change in control” occurred on June 30, 2010 when a certain shareholder became the beneficial owner of 33% or more of the Company’s common shares. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF ANNUAL EBITDA

TO ANNUAL FREE CASH FLOW

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2012	2011	2010
		As adjusted (1)	As adjusted (1)
	(Amounts in thousands)

EBITDA	$45,212	$33,124	$29,016

Plus: Amortization of film and television programs	603,660	529,428	511,658
Less: Cash paid for film and television programs (1)	(510,092)	(512,056)	(483,642)
Amortization of film and television programs in excess of cash paid	93,568	17,372	28,016

Plus: Non-cash stock-based compensation	9,957	29,204	17,875
Less: Gain on sale of asset disposal group	(10,967)	—	—
Less: Equity interests (income) loss	(8,412)	20,712	38,995
Plus: Loss (gain) on extinguishment of debt	967	14,505	(5,675)

EBITDA adjusted for net investment in film and television programs non-cash stock-based compensation, gain on sale of asset disposal group, equity interests (income) loss and loss (gain) on extinguishment of debt	130,325	114,917	108,227

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	23,644	(29,075)	(187)
Accounts receivable, net	(256,208)	(64,203)	(79,392)
Other assets	1,298	(298)	(4,443)
Accounts payable and accrued liabilities	29,558	3,869	(22,769)
Participations and residuals	19,813	(1,369)	(69,574)
Deferred revenue	30,969	19,852	(3,459)
Accreted interest payment from equity method investee TV Guide	—	10,200	—
	(150,926)	(61,024)	(179,824)

Purchases of property and equipment	(1,885)	(2,756)	(3,684)
Interest, taxes and other (2)	(64,373)	(41,393)	(27,132)

Free Cash Flow, as defined	$(86,859)	$9,744	$(102,413)

(1)	Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	$(690,304)	$(487,391)	$(471,087)
Change in film obligations	87,726	19,154	(48,786)
Borrowings under individual production loans	276,886	118,589	144,741
Repayment of individual production loans	(207,912)	(147,102)	(136,261)
Production loan borrowings under film credit facility	54,325	19,456	30,469
Production loan repayments under film credit facility	(30,813)	(34,762)	(2,718)
Total cash paid for film and television programs	$(510,092)	$(512,056)	$(483,642)

(2) Interest, taxes and other consists of the following:

Contractual cash based interest	$(62,430)	$(38,879)	$(27,461)
Interest and other income	2,752	1,742	1,547
Income tax provision	(4,695)	(4,256)	(1,218)
Total interest, taxes and other	$(64,373)	$(41,393)	$(27,132)

(1) See footnote on Consolidated Balance Sheets table

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FOURTH QUARTER EBITDA

TO FOURTH QUARTER FREE CASH FLOW

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2012	2011
		As adjusted (1)
	(Amounts in thousands)

EBITDA	$6,845	$62,980

Plus: Amortization of film and television programs	248,449	128,845
Less: Cash paid for film and television programs (1)	(95,023)	(16,456)
Amortization of film and television programs in excess of cash paid	153,426	112,389

Plus: Non-cash stock-based compensation	2,358	2,813
Less: Gain on sale of asset disposal group	—	—
Less: Equity interests (income)	(2,407)	(4,149)
Plus: Loss (gain) on extinguishment of debt	—	—

EBITDA adjusted for net investment in film and television programs non-cash stock-based compensation, gain on sale of asset disposal group, equity interests (income) loss and loss (gain) on extinguishment of debt	160,222	174,033

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	19,643	(26,191)
Accounts receivable, net	(199,280)	40,836
Other assets	(400)	1,160
Accounts payable and accrued liabilities	81,325	(28,506)
Participations and residuals	35,654	19,800
Deferred revenue	(17,607)	(13,380)
Accreted interest payment from equity method investee TV Guide	—	10,200
	(80,665)	3,919

Purchases of property and equipment	(336)	(1,569)
Interest, taxes and other (2)	(23,033)	(8,751)

Free Cash Flow	$56,188	$167,632

(1)	Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	$(138,498)	$(66,243)
Change in film obligations	35,335	36,726
Borrowings under individual production loans	78,738	18,386
Repayment of individual production loans	(73,914)	(3,805)
Production loan borrowings under film credit facility	10,611	1,735
Production loan repayments under film credit facility	(7,295)	(3,255)
Total cash paid for film and television programs	$(95,023)	$(16,456)

(2) Interest, taxes and other consists of the following:

Contractual cash based interest	$(22,087)	$(9,200)
Interest and other income	892	660
Income tax provision	(1,838)	(211)
Total interest, taxes and other	$(23,033)	$(8,751)

(1) See footnote on Consolidated Balance Sheets table

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.